Exhibit 10.6

NICOLET NATIONAL BANK DEFERRED COMPENSATION PLAN EFFECTIVE JANUARY 1, 2002

NICOLET NATIONAL BANK DEFERRED COMPENSATION PLAN ARTICLE I The Plan 1.1. Establishment of Plan. Nicolet National Bank ("Nicolet"), a Wisconsin corporation, establishes a non-qualified deferred compensation plan for a select group of highly compensated employees, effective January 1, 2002. This document defines the provisions of such non-qualified plan and shall be known as the Nicolet National Bank Deferred Compensation Plan. 1.2. Purpose. The purpose of the Plan is to describe the terms of the arrangement under which those employees selected by Nicolet may elect to defer annually the receipt of a portion of the compensation otherwise payable to them by Nicolet in any Plan Year. The Plan is intended to be outside the scope of §457 of the Internal Revenue Code of 1986 ("Code"). 1.3. Lack of Tax Qualification. The Plan is a non-qualified deferred compensation plan. It is not intended to meet the tax qualification requirements of §40l(a) of the Code. Participants are not intended to be taxed on their deferred compensation, however, until they are entitled to receive it. ARTICLE II Definitions 2.1. "Administrator" means the person appointed by Nicolet, from time to time, to administer the Plan. 2. 2. "Beneficiary" means a person or persons (including a trust) designated by a Participant to receive any benefits under the Plan following his death. The initial designation shall be made by the Participant through a beneficiary designation provided to the Administrator. A Participant may change his or her Beneficiary through the beneficiary designation. 2.3. "Compensation" means the total cash compensation earned in a Plan Year by a Participant, including base pay and bonuses.

2.4. "Compensation Deferral Agreement" means the agreement a Participant must execute as a condition to Nicolet's obligation to make a Compensation Reduction Contribution. 2.5. "Compensation Deferral Contribution" means the amount of compensation that Participant elects under a Compensation Reduction Agreement to defer and contribute to this Plan for a Plan Year. 2.6. "Deferral Account" means the sum of all Compensation Reduction Contributions and any earnings thereon. 2.7. "Participant" means an individual who meets the eligibility requirements of Article III. 2.8. "Plan Year" means the twelve (12)-month period beginning January 1, 2002, and ending December 31, 2002, and each twelve (12)-month period thereafter. ARTICLE III Participation and Eligibility This Plan is for the exclusive benefit of certain key employees. Therefore, only those Nicolet employees designated by Nicolet are eligible to obtain defined compensation benefits under this Plan for a Plan Year and thereby become a Participant. The limitation of eligibility to certain key employees of Nicolet is intended to result in the Plan covering only a "select group of Management or highly compensated employees" as described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA), because such limited coverage exempts the Plan from the participation, vesting, funding, and fiduciary standards of ERISA. ARTICLE IV Deferral Accounts 4.1. Participant Deferral Accounts. Nicolet shall establish and maintain a Deferral Account for each Participant. The Deferral Account is to be credited with all Compensation Deferral Contributions and any earnings thereon. The date of each such credit for a particular Plan Year will be determined by Nicolet and applied consistently to all Participants in that year.

4.2. Participant's Deferral Account. A Participant's Deferral Account shall be maintained and invested as follows: (a) Any funds credited to a Participant's Deferral Account may be kept in cash or invested and reinvested in mutual funds, stocks, bonds, securities or any other assets as may be selected by Nicolet in its discretion. In the exercise of the foregoing discretionary investment powers, Nicolet may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the fm1ds are to be invested. (b) The Participant agrees on behalf of himself and his designated Beneficiary to assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested in accordance with the provisions of this Agreement. (c) Title to and beneficial ownership of any assets, whether cash or investments which the Corporation may earmark to pay the contingent deferred compensation hereunder, shall at all times remain in the Corporation and the Employee and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Corporation. 4.3. lnterest With regard to any funds kept in cash, Nicolet shall quarterly credit to the Deferral Account an amount of interest equal to the prime lending rate published in the Wall Street Journal (Midwest Edition) as of the first day of each quarter less two and one-half percent (2Yz%) until distributed to the Participant. Such interest shall be computed as if credit to the Deferral Account was made as of the first day of each quarter. It is the intent of this Plan that the interest be compounded. 4.4. Investment Ownership. Nicolet shall retain title to and beneficial ownership of all assets, whether cash or investments, which it may earmark to pay the Participant's deferred compensation. Neither the Participant nor his or her designated beneficiary shall have any property interest in the Nicolet's specific assets. 4.5. Contractual Obligation. Nicolet has a contractual obligation to make payments from a Participant's account in accordance with Article V. Payment of account balances, when due, shall be made out of the general funds of Nicolet.

4.6. Unsecured Interest. This Plan does not give a Participant or Beneficiary any interest whatsoever in any specific asset of Nicolet.. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of Nicolet. 4.7. No Trust. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between Nicolet and the Participant, his or her designated Beneficiary or any other person. ARTICLE V Payment of Benefits 5.1. Retirement. Upon the retirement of the Participant, Nicolet shall deliver to the Participant in cash or in-kind an amount equal to the fair market value of the Participant's Deferral Account in five (5) equal annual installments. Such installments shall commence within thirty (30) days of the Participant's date of retirement, and the annual anniversary date of such payment thereafter. 5.2. Effect of Termination of Employment. In the event of termination of the Participant's employment with Nicolet (for any reason) prior to the Participant's retirement, the Deferral Account established hereunder shall be payable to the Participant in cash or in-kind an amount equal to the fair market value of the Participant's Deferral Account in five (5) equal annual installments. Such installments shall commence within thirty (30) days of the Participant's termination date, and the annual anniversary date of such payment thereafter. 5.3. Death. If the Participant shall die, the Deferral Account established hereunder shall be paid to the applicable Beneficiary designated by the Participant under the Compensation Deferral Agreement (or, if all such Beneficiaries so designated predecease the Participant or if no such Beneficiary is designated, to the legal representative of the Participant's estate) in cash or in-kind an amount equal to the fair market value of the Participant's Deferral Account in five (5) equal annual installments in five (5) equal annual installments. Such installments shall commence within thirty (30) days of the Participant's date of death, and the annual anniversary date of such payment thereafter.

ARTICLE VI Administration 6.1. Administration. This Plan shall be administered by Nicolet or its designee. Nicolet, or its designee, may establish rules for the administration of this Plan which are not inconsistent with the provisions of the Plan. Neither Nicolet nor its designees shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to willful misconduct or lack of good faith. 6.2. Finality of Determination. The dete1mination of Nicolet, or its designee, as to any questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons. 6.3. Tax Withholding. Nicolet may withhold, or require the withholding of, any federal, state, or local taxes required to be withheld with respect to any benefit payment. Upon discharge or settlement of such tax liability, Nicolet shall distribute the balance of such sum, if any, to the Participant from whose payment it was withheld, or, if such Participant is then deceased, to the Beneficiary or Contingent Beneficiary of such Participant. ARTICLE VII Miscellaneous 7.1. No Right to Employment. Nothing contained in the Plan shall be deemed to give any Participant or employee the right to be retained in the service of Nicolet, or to interfere with the right of Nicolet to discharge any Participant or employee at any time, regardless of the effect which the discharge shall have upon such individual as a Participant in the Plan. 7.2. Non-Transferability. In no event shall Nicolet make any payment under this Plan to any assignee or creditor of a Participant or of a Beneficiary. Prior to the time of payment hereunder, a Participant or a Beneficiary shall have no rights, by way of anticipation or otherwise, to assign, pledge, encumber, or otherwise dispose of any interest under this Plan, or shall such rights be assigned or transferred by operation of law.

7.3. Amendment and Termination. Nicolet expects the Plan to be permanent, but reserves the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors. No amendment or termination shall operate to decrease any Participant account balances then in existence. 7.4. Applicable Law. This Plan shall be governed and interpreted in accordance with the laws of the State of Wisconsin. 7. 5. Severability. If the Internal Revenue Service shall, at any time, interpret this Plan to be ineffective with regard to deferral of the Participant's income, and that interpretation becomes final and unappealable, then only those amounts in the Deferral Account which would be treated as taxable income by the Service at the time of such final interpretation, shall be paid over to the Participant. All other assets in the Deferral Account at the time of the final interpretation shall be distributed to the Participant according to Article VI. NICOLET NATIONAL BANK By:_______________________

Michael E. Daniels

NICOLET NATIONAL BANK
FIRST AMENDMENT TO THE NICOLET NATIONAL BANK DEFERRED COMPENSATION PLAN THIS AMENDMENT is made as of the 21st day of December, 2010 by Nicolet National Bank, a Wisconsin corporation ("Nicolet"). RECITALS WHEREAS, Nicolet established the Nicolet National Bank Deferred Compensation Plan effective January 1, 2002 (the "Plan"); WHEREAS, Nicolet, pursuant to Section 7.3 of the Plan, reserved the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors so long as any amendment or termination shall not operate to decrease any Participant account balances then in existence; WHEREAS, the Board of Directors has determined that certain provisions of the Plan should be amended as set forth herein to provide clarity pursuant to the final regulations of Section 409A of the Internal Revenue Code and IRS Notice 2010-6. NOW, THEREFORE, effective as of January 1, 2009, the Plan is amended as follows: 1. By replacing the phrase "Compensation Reduction Agreement" with the phrase "Compensation Deferral Agreement" wherever it appears in the Plan. 2. By replacing the phrase "Compensation Reduction Contribution" with the phrase "Compensation Deferral Contribution" wherever it appears in the Plan. 3. By deleting Sections 2.3 and 2.4 in their entirety and substituting therefor the following: "2.3 'Compensation' means the total cash compensation payable to a Participant in a Plan Year, including base pay and bonuses. 2.4 'Compensation Deferral Agreement' means the agreement a Participant must execute, in accordance with the limitations set forth in Section 4.1, as a condition to Nicolet's obligation to make a Compensation Deferral Contribution." 4. By capitalizing "Compensation" in Section 2.5. 5. By deleting Section 4.1 in its entirety and substituting therefor the following: "4.1 Participant Deferral Accounts.

(a) Nicolet shall establish and maintain a Deferral Account for each Participant. The Deferral Account is to be credited with all Compensation Deferral Contributions (and any earnings thereon). The date of each such credit for a particular Plan Year will be determined by Nicolet and applied consistently to all Participants in that year. (b) Except as provided in Subsection (c) below, a Participant's election to defer compensation must be made by completing and delivering to Nicolet a Compensation Deferral Agreement on or before the last day of the Plan Year immediately preceding the Plan Year in which the Compensation Deferral Agreement shall be effective. Any such election shall be irrevocable during the Plan Year for which it is effective. (c) A newly eligible Participant may elect to defer compensation by completing and delivering to Nicolet a Compensation Deferral Agreement within thirty (30) days after the Participant becomes eligible to participate in the Plan. Such Compensation Deferral Agreement shall be effective and irrevocable on the date it is delivered to Nicolet and shall only apply to Compensation earned after Compensation Deferral Agreement becomes effective." 5. The following new Sections 5.4 and 5.5 shall be inserted under Article V Payment of Benefits: "5.4. Retirement and Termination of Employment Defined. For purposes of this Plan, the phrases 'termination of employment,' 'termination,' 'retirement,' and similar terminology all refer to a 'separation from service' within the meaning of Code Section 409A and all regulations and guidance thereunder, and the terms of the Plan shall be interpreted as necessary to comply with the requirements of Code Section 409A and all regulations and guidance thereunder. 5.5 Delay of Payment for Specified Employees. In the event Nicolet becomes a publicly-traded corporation as contemplated by Code Section 409A, any payments that are otherwise payable to a Participant within the first six (6) months after the Participant's termination of employment shall be suspended if, immediately prior to the Participant's termination of employment, the Participant is a 'specified employee,' as defined in Treasury Regulations Section 1.409A-l(i), of Nicolet or any related 'service recipient' within the meaning of Code Section 409A and the regulations thereunder. Any payments suspended by operation of the foregoing sentence shall be paid as a lump sum in the seventh month following the effective date of the Participant's termination of employment or, if later, the first pay date after July I, 2010. Payments (or portions thereof) that would be paid latest in time during the six-month period will be suspended first."

6. By deleting the phrase "(for any reason)" from the first sentence of Section 5.2. 7. By deleting the duplicative phrase "in five (5) equal annual installments" from the end of the first sentence in Section 5.3. 8. By adding the following to the end of Section 7.3: "If the Plan is terminated, all benefits under the Plan will be paid according to the terms of the Plan in effect at the time of termination and shall not be paid prior to the date they would have been paid if the Plan had not been terminated; provided, however, if the Plan is terminated as provided in Treasury Regulations Section 1.409A-3(j)(4)(ix), benefits under the Plan shall be paid in accordance with Treasury Regulations Section 1.409A- 3(j)(4)(ix)." Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment. IN WITNESS WHEREOF, this First Amendment to the Plan has been duly executed by the undersigned as of the date first above written. NICOLET NATIONAL BANK By:____________________________________ Robert B. Atwell Chief Executive Officer and Chairman